LARRY H. SCHATZ
                                 Attorney at Law
                         152 W. 57th Street, 31st Floor
                               New York, NY 10019
                                 (212) 554-0452


                                                           Email & Regular Mail

                                                           January 27, 2006

Marvin Maslow, Chairman
Manhattan Scientifics, Inc.
405 Lexington Avenue, 32nd Fl.
New York, NY 1174

     Re: Resignation from the Board of Directors of Manhattan Scientifics, Inc.
         ----------------------------------------------------------------------

Dear Marvin,

     As previously communicated to you, I must reluctantly resign as a Director of the Company. The policy at my firm that previously permitted me to accept this outside position has been changed to prohibit such activity.

     I thank you for having had me as a Director for these past several years and wish you and everyone associated with MHTX all the best for success in achieving the goals of the Company. If, of course, I can be of any assistance, please feel free to call on me.

     My resignation is effective as of the end of this month.

     Thanks and best regards.

                                                          Sincerely yours,


                                                          Larry H. Schatz